Exhibit 23(a)


                           CONSENT


      We consent to the reference to our firm under the heading "Experts" in the Quarterly Report on Form 10-Q being filed on or about the date hereof by Entergy Corporation, Entergy Arkansas, Inc., Entergy Gulf States, Inc. ("Entergy Gulf States"), Entergy Louisiana, Inc., Entergy Mississippi,
Inc.,   Entergy   New  Orleans,  Inc.,  and  System   Energy
Resources, Inc. We further consent to the incorporation by reference of such reference to our firm into Entergy Gulf States' Registration Statements on Form S-3 (File Numbers 33-49739 and 33-51181), Form S-8 (File Numbers 2-76551 and 2-
98011) and on Form S-2 (File Number 333-17911) of such reference and Statements.


                                        /s/ L. S. Sandlin

                                        SANDLIN ASSOCIATES
                                        Management
Consultants

Pasco, Washington
May 5, 1997